[ARTHUR ANDERSEN LETTERHEAD]


LETTER OF CONSENT


To the Management of OMI Corp.


As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement.


                                         ARTHUR ANDERSEN & Co.


                                         /s/ Morten Drake
                                         -----------------
                                         Morten Drake
                                         State Authorized Public Accountant
                                           (Norway)

Oslo, May 14, 1998